Exhibit 3.1

FIRST FOUNDATION, INC.

CERTIFICATE OF INCORPORATION

ARTICLE I

The name of the corporation is First Foundation Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 75,000,000, consisting of the following:

A.70,000,000 shares of Common Stock, par value $0.001 per share.

B.5,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), with the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized, subject to any limitations prescribed by law, but to the fullest extent permitted by law, to fix by resolution or resolutions the designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, any wholly unissued series of Preferred Stock including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and relative, participating, optional or other rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized, subsequent to the issuance of shares of any series of Preferred Stock then outstanding, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of such series, the number of which was fixed by it, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this ARTICLE IV) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

D.Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

E.Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

A.The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B.Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, (i) the number of directors that constitutes the entire Board of Directors shall be fixed solely by resolution of the Board of Directors, and (ii) at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

C.Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.

D. Subject to any rights of holders of any outstanding series of Preferred Stock, in elections of directors each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes in any election of directors.

E. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI

Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation without a vote or the written consent of the stockholders of the Corporation.

ARTICLE VII

A.To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.Neither any amendment nor repeal of this ARTICLE VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE VII, shall eliminate or reduce the effect of this ARTICLE VII in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this ARTICLE VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

A.The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such employee or agent is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

B.Subject to any provisions in the Bylaws of the Corporation relating to the indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any Proceeding (as hereinabove defined) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

C.Neither any amendment nor repeal of this ARTICLE VIII or of any provisions of the Corporation’s Bylaws, nor the adoption of any provision of this Certificate of Incorporation or any provision of this Corporation’s Bylaws inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII in respect of any matter occurring or Proceeding accruing or arising or that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Except as provided in Article VII and Article VIII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or other Proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or other Proceeding asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Corporation’s Bylaws, (iv) any action or other Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action or other Proceeding to interpret, apply, enforce or determine the validity of, or otherwise asserting a claim arising pursuant to, any provision of this Certificate of Incorporation or the Corporation’s Bylaws (as either may be amended from time to time). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X.

ARTICLE XI

If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

ARTICLE XII

Pursuant to Section 203(b)(1) of the DGCL, the Corporation shall not be governed by the provisions of Section 203 of the DGCL.

* * * *

The name and mailing address of the Sole Incorporator is as follows:

John Michel

c/o First Foundation Inc.

18101 Von Karman Avenue, Suite 750

Irvine, California 92612

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I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 27th day of October, 2015.

     /s  JOHN MICHEL

John Michel, Sole Incorporator